Exhibit 99.1

FOR IMMEDIATE RELEASE JANUARY 26, 2005 FOR ADDITIONAL INFORMATION CONTACT: RANDY J. SIZEMORE SR VICE PRESIDENT, CFO (260) 358-4680

NORTHEAST INDIANA BANCORP, INC. ANNOUNCES
QUARTERLY CASH DIVIDEND

HUNTINGTON, INDIANA, — Northeast Indiana Bancorp, Inc., (NEIB), the parent company of First Federal Savings Bank, has announced that the Corporation will pay a cash dividend of $0.15 per common share. The dividend will be payable on February 23, 2005 to shareholders of record on February 8, 2005.

The book value of NEIB’s stock was $18.33 per common share as of December 31, 2004. The last reported trade of stock at the close of business on January 25, 2005 was $21.50 per common share and the number of outstanding shares was 1,421,779 as of the same date.

Northeast Indiana Bancorp, Inc. is headquartered at 648 North Jefferson Street, Huntington, Indiana. The Company offers a full array of banking, trust, and financial brokerage services to its customers through three full service branches in Huntington, Indiana. The Company is traded on The NASDAQ Stock Market under the symbol “NEIB”.